Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G/A referred to below) on behalf of each of them of a statement on Schedule 13G/A (including amendments thereto and amendments on Schedule 13D) with respect to the Ordinary Shares, nominal value $0.000042 per share represented by American Depositary Shares, each of which represents one Ordinary Share of Autolus Therapeutics plc, a public limited company incorporated under the laws of England and Wales, and that this agreement may be included as an exhibit to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments, and for the completeness and accuracy of the information concerning the undersigned or contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of September 20, 2019.

PETR KELLNER

/s/ Lubomír Král
By:	Lubomír Král
Title:	Attorney-in-Fact

PPF GROUP N.V.

/s/ Lubomír Král
By:	Lubomír Král
Title:	Attorney-in-Fact

PPF CAPITAL PARTNERS FUND B.V.

/s/ Lubomír Král
By:	Lubomír Král
Title:	Attorney-in-Fact

PPF CYPRUS MANAGEMENT LIMITED

/s/ Lubomír Král
By:	Lubomír Král
Title:	Attorney-in-Fact